Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Exopack Holding Corp. of our report dated March 30, 2011 relating to the financial statements of Exopack Holding Corp. which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

November 18, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Exopack Holding Corp. of our report dated September 17, 2010 relating to the special-purpose Statements of Assets Acquired and Liabilities Assumed as of December 31, 2009 and 2008 and the related Statements of Revenues and Direct Expenses of Alcan Cheese and Meat for the years ended December 31, 2009 and 2008 and the periods from October 24, 2007 to December 31, 2007 and from January 1, 2007 to October 23, 2007, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

November 18, 2011